EXHIBIT 99.1

Energy-Efficient LED Lighting Manufacturer Orion Reports Q2’19 Revenue of $13.2M;

Strong Order Activity and Growing Backlog Support Fiscal 2019 Revenue Growth Goal of 5-10%

MANITOWOC, WI - November 13, 2018 - Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of enterprise-grade LED lighting and energy project solutions, today reported results for its fiscal 2019 second quarter (Q2’19) and six months ended September 30, 2018. Orion will hold an investor call today at 10:00 a.m. ET (9:00 a.m. CT) to review its results and its business outlook - call details below.

Highlights

•
Q2’19 revenue decreased to $13.2M in Q2'19 vs. $15.4M in Q2’18 and $13.8M in Q1'19, principally due to lower sales through the distribution channel and delays of certain projects into the second half of fiscal 2019.

•	Gross margin declined to 19.3% in Q2'19 versus 23.5% in Q2'18 due primarily to the impact of fixed cost absorption on lower revenue.

•
Total operating expenses declined to $4.8M in Q2'19 versus $7.2M in Q2'18, reflecting the benefit of last year’s cost reductions, continued cost discipline and non-recurring, non-cash charges incurred in Q2'18.

•	EBITDA loss narrowed to ($1.8M) in Q2'19 from ($3.0M) in Q2'18 and ($2.1M) in Q1'19.

•	Orion is making significant progress with national accounts, particularly with automotive, retail and public sector customers.

•	Through the six months ended September 30th, fiscal 2019 order bookings rose approximately 18% compared to the comparable fiscal 2018 period.

•
Orion has revised its FY 2019 revenue growth goal to 5-10% from 10%, reflecting the 3.4% revenue decrease in the first six months of FY 2019, partially offset by solid growth in order bookings and a favorable outlook for national account activity over the balance of FY 2019 and into FY 2020.

•
Orion secured a new $20.15 million revolving credit facility with Western Alliance Bank in late October. The new facility increased Orion’s borrowing potential over the prior $15 million facility, while also providing it with an additional $2.4 million in current borrowing capacity.

CEO Commentary
Mike Altschaefl, Orion CEO, commented, "Principally due to lower sales through the distribution channel and customer-driven delays on a few projects, our Q2’19 revenue fell below expectations, however, our ongoing cost disciplines enabled us to deliver improved bottom line results. Importantly, Orion made significant strides in advancing our pipeline of revenue opportunities for the balance of fiscal 2019 and into fiscal 2020. As a result, we now have even greater confidence in Orion’s ability to deliver improved revenue performance in the second half of fiscal 2019 and beyond.

“Driving our sales momentum is Orion’s unique ability to offer customized, high energy-efficiency, turnkey LED lighting solutions, starting with energy audits, custom design and prototyping and U.S. manufacturing through to full project management and installation at any number of sites. This suite of services is proving attractive to certain national account prospects that are looking to upgrade their locations across the U.S. These large customers appreciate our nimbleness and senior management attention in promptly addressing their needs with just one phone call, as well as our ability to develop specialized designs within a rapid time frame, and our ability to manufacture and ship product generally within 10 days."

Fiscal 2019 Outlook
Orion’s order bookings were $18.0M in Q2'19 and $32.1M for the first six months of fiscal 2019, an increase of 18% over the first six months of fiscal 2018. The Company’s strong order activity yielded an order backlog of $8.4M at the close of Q2’19, compared to $3.6M at the close of Q1’19. Based on its FY 2019 year to-date revenue decrease of 3.4%, partially offset by expected strength in the pace of business activity in the FY 2019 second half, Orion has revised its FY 2019 revenue growth goal to 5-10%, from its initial goal of 10% revenue growth.

Due to the variability in size and timing of contracts, along with difficulty in forecasting impacts from global economic events, international trade, and industry forces, Orion does not provide quarterly guidance. However, management will continue to evaluate the performance of the business and its outlook and update investors quarterly on its goals for the full fiscal year.

Q2’19 Results
Orion’s Q2’19 revenue declined 14.4% to $13.2M from $15.4M in Q2’18, principally reflecting lower sales volume through the distribution channel and delayed customer deployments that are now expected to occur in the third and fourth quarters of fiscal 2019.

Gross margin declined to 19.3% in Q2’19 versus 23.5% in Q2'18, due to reduced overhead absorption resulting from lower revenue, costs related to the development of larger projects and slightly higher input costs for certain materials.

Total operating expenses decreased to $4.8M in Q2'19 compared to $7.2M in Q2'18, reflecting the full quarterly benefit of $6M of annual cost reduction initiatives implemented in fiscal 2018, $0.7M in a non-recurring, non-cash intangible asset impairment recorded in Q2'18 and continued cost control efforts.

Orion’s Q2’19 net loss decreased to $2.4M, or $0.08 per basic share, from $3.7M, or $0.13 per basic share, in Q2’18. The lower net loss was principally due to lower operating costs, which more than offset a decrease in gross profit.

Orion’s Q2’19 EBITDA loss improved to ($1.8M) compared to ($3.0M) in Q2’18 and ($2.1M) in Q1’19.

Balance Sheet & Cash Flow
Orion used $1.1M in cash from operating activities in the first six months of fiscal 2019 as its net loss was partially offset by active working capital management efforts, including a $3.2M reduction in accounts receivable and $0.4M reduction in inventory. Orion paid down approximately $2.5M in borrowings under its revolving credit facility during the first six months of fiscal 2019. At quarter end, Orion had $5.7M in cash and cash equivalents and $1.6M of debt, principally borrowings under its revolving credit facility.

As of September 30, 2018, net working capital was $7.0M and shareholder's equity totaled $19.1M.

On October 26, 2018, Orion secured a new $20.15 million revolving credit facility with Western Alliance Bank to help increase its financing capacity and to provide liquidity to fund operations and growth plans. The new two-year credit facility replaced a $15 million revolving credit facility, subject to a borrowing base requirement based on eligible receivables and inventory. Orion’s new facility provides an expanded current borrowing base of $4.0 million compared to $1.6 million under the prior facility.

Conference Call Details:

Date / Time:	Today, Tuesday, November 13, 2018 at 10:00 a.m. ET (9:00 a.m. CT)

Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international

Live Webcast/Replay:	http://investor.oriones.com/events-and-presentations

Audio Replay:	(855) 859-2056, conference ID: 9791746 (available shortly after the call through 11/20/2018)

About Orion Energy Systems
Orion is a provider of enterprise-grade LED lighting and energy project solutions. Orion manufactures and markets connected lighting systems encompassing LED solid-state lighting and smart controls. Orion systems incorporate patented design elements that deliver significant energy, efficiency, optical and thermal performance that drive financial, environmental, and work-space benefits for a wide variety of customers, including nearly 40% of the Fortune 500.

Non-GAAP Measures
In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measure, EBITDA (earnings before interest, taxes, depreciation and amortization) as a measure of its quarterly performance. The Company has provided this non-GAAP measure to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses EBITDA to evaluate performance of the business and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurement is intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider this non-GAAP measurement in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Safe Harbor Statement
Certain matters discussed in this press release, including under the headings “Highlights,” “Updated Financial Outlook,” and “CEO Commentary,” are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue growth, gross margin, and EBITDA objectives in fiscal 2019 and beyond; (ii) our ability to achieve profitability and positive cash flows; (iii) our levels of cash and our limited borrowing capacity under our revolving line of credit; (iv) the availability of additional debt financing and/or equity capital; (v) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (vi) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (vii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving LED market; (viii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (ix) our lack of major sources of recurring revenue and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (x) our ability to adapt to increasing convergence in the LED market; (xi) our ability to differentiate our products in a highly competitive market; (xii) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services; (xiii) our ability to complete and execute our strategy in a highly competitive market and our ability to respond successfully to market competition; (xiv) our increasing reliance on third parties for the manufacture and development of products and product components; (xv) our ability to successfully implement our strategy of focusing mainly on lighting solutions using LED technologies; (xvi) the market acceptance of our products and services; (xvii) our ability to realize expected cost savings on the timetable and amounts expected from our cost reduction initiatives; (xviii) adverse developments with respect to litigation and other legal matters pursuant to which we are subject, (xix) our failure to comply with the covenants in our revolving credit agreement; (xx) our fluctuating quarterly results of operations as we focus on new LED technologies and continue to focus investing in our third party distribution sales channel;

(xxi) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxii) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiii) our ability to defend our patent portfolio; (xxiv) a reduction in the price of electricity; (xxv) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xxvi) potential warranty claims in excess of our reserve estimates; (xxvii) our inability to timely and effectively remediate any material weaknesses in our internal control of financial reporting and/or our failure to maintain an effective system of internal control over financial reporting and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLightingIR
StockTwits: @Orion_LED_IR

Investor Relations Contacts:

Bill Hull, CFO	William Jones; Tanya Kamatu
Orion Energy Systems, Inc.	Catalyst IR
(312) 660-3575	(212) 924-9800 or oesx@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2018	March 31, 2018
Assets
Cash and cash equivalents	$5,665	$9,424
Accounts receivable, net	5,778	8,736
Revenue earned but not billed	703	—
Inventories, net	8,327	7,826
Deferred contract costs	—	1,000
Prepaid expenses and other current assets	417	2,467
Total current assets	20,890	29,453
Property and equipment, net	12,281	12,894
Other intangible assets, net	2,664	2,868
Other long-term assets	102	110
Total assets	$35,937	$45,325
Liabilities and Shareholders’ Equity
Accounts payable	$8,850	$11,675
Accrued expenses and other	4,828	4,171
Deferred revenue, current	117	499
Current maturities of long-term debt	81	79
Total current liabilities	13,876	16,424
Revolving credit facility	1,419	3,908
Long-term debt, less current maturities	64	105
Deferred revenue, long-term	828	940
Other long-term liabilities	621	524
Total liabilities	16,808	21,901
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at September 30, 2018 and March 31, 2018; no shares issued and outstanding at September 30, 2018 and March 31, 2018	—	—
Common stock, no par value: Shares authorized: 200,000,000 at September 30, 2018 and March 31, 2018; shares issued: 38,974,961 at September 30, 2018 and 38,384,575 at March 31, 2018; shares outstanding: 29,537,474 at September 30, 2018 and 28,953,183 at March 31, 2018	—	—
Additional paid-in capital	155,442	155,003
Treasury stock, common shares: 9,437,487 at September 30, 2018 and 9,431,392 at March 31, 2018	(36,090)	(36,085)
Retained deficit	(100,223)	(95,494)
Total shareholders’ equity	19,129	23,424
Total liabilities and shareholders’ equity	$35,937	$45,325

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Product revenue	$11,590	$14,109	$24,398	$25,890
Service revenue	1,608	1,313	2,622	2,090
Total revenue	13,198	15,422	27,020	27,980
Cost of product revenue	9,367	10,593	19,091	19,406
Cost of service revenue	1,289	1,208	1,931	2,243
Total cost of revenue	10,656	11,801	21,022	21,649
Gross profit	2,542	3,621	5,998	6,331
Operating expenses:
General and administrative	2,336	3,157	5,412	8,491
Impairment of intangible assets	—	710	—	710
Sales and marketing	2,135	2,906	4,713	6,260
Research and development	354	380	759	904
Total operating expenses	4,825	7,153	10,884	16,365
Loss from operations	(2,283)	(3,532)	(4,886)	(10,034)
Other income (expense):
Other income	15	—	34	—
Interest expense	(169)	(139)	(258)	(206)
Interest income	3	3	6	7
Total other expense	(151)	(136)	(218)	(199)
Loss before income tax	(2,434)	(3,668)	(5,104)	(10,233)
Income tax expense	4	—	26	—
Net loss	$(2,438)	$(3,668)	$(5,130)	$(10,233)

Basic net loss per share attributable to common shareholders	$(0.08)	$(0.13)	$(0.18)	$(0.36)
Weighted-average common shares outstanding	29,488,363	28,834,868	29,280,421	28,646,188
Diluted net loss per share	$(0.08)	$(0.13)	$(0.18)	$(0.36)
Weighted-average common shares and share equivalents outstanding	29,488,363	28,834,868	29,280,421	28,646,188

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended September 30,
	2018	2017
Operating activities
Net loss	$(5,130)	$(10,233)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	679	701
Amortization	232	324
Stock-based compensation	439	618
Impairment of intangible assets	—	710
Provision for inventory reserves	(159)	301
Provision for bad debts	85	21
Other	8	12
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	3,157	1,014
Revenue earned but not billed	1,652	—
Inventories	345	3,981
Deferred contract costs	—	751
Prepaid expenses and other assets	141	1,156
Accounts payable	(1,941)	(3,816)
Accrued expenses and other	(628)	(438)
Deferred revenue, current and long-term	(12)	237
Net cash used in operating activities	(1,132)	(4,661)
Investing activities
Purchases of property and equipment	(66)	(283)
Additions to patents and licenses	(28)	(30)
Net cash used in investing activities	(94)	(313)
Financing activities
Payment of long-term debt and capital leases	(39)	(111)
Proceeds from revolving credit facility	33,011	34,176
Payment of revolving credit facility	(35,501)	(37,722)
Payments to settle employee tax withholdings on stock-based compensation	(6)	(8)
Net proceeds from employee equity exercises	2	3
Net cash used in financing activities	(2,533)	(3,662)
Net decrease in cash and cash equivalents	(3,759)	(8,636)
Cash and cash equivalents at beginning of period	9,424	17,307
Cash and cash equivalents at end of period	$5,665	$8,671

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED EBITDA RECONCILIATION
(in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017

Net Income	$(2,438)	$(3,668)	$(5,130)	$(10,233)

Interest	166	136	252	199
Taxes	4	—	26	—
Depreciation	332	348	679	701
Amortization	111	162	232	324
EBITDA	$(1,825)	$(3,022)	$(3,941)	$(9,009)